EXXON MOBIL CORPORATION	EXHIBIT 99.2

To assist investors in assessing 3Q20 results, the following disclosures have been made available in this 8-K filing:
-	Identified items of $0.03 per share assuming dilution, as noted on page 1 of the news release
-	A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 and attachment V of the news release

3Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings (Loss), $M	3Q20	2Q20	1Q20	4Q19	3Q19
Upstream
United States	(681)	(1,197)	(704)	68	37
Non-U.S.	298	(454)	1,240	6,069	2,131
Total	(383)	(1,651)	536	6,137	2,168
Downstream
United States	(136)	(101)	(101)	895	673
Non-U.S.	(95)	1,077	(510)	3	557
Total	(231)	976	(611)	898	1,230
Chemical
United States	357	171	288	(2)	53
Non-U.S.	304	296	(144)	(353)	188
Total	661	467	144	(355)	241

Corporate and financing	(727)	(872)	(679)	(990)	(469)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	(680)	(1,080)	(610)	5,690	3,170
Earnings (Loss) per common share (U.S. GAAP)	(0.15)	(0.26)	(0.14)	1.33	0.75
Earnings (Loss) per common share
- assuming dilution (U.S. GAAP)	(0.15)	(0.26)	(0.14)	1.33	0.75

Exploration expenses, including dry holes	188	214	288	357	299

Capital and Exploration Expenditures, $M
Upstream
United States	1,260	1,637	2,798	2,848	3,002
Non-U.S.	1,534	1,940	2,328	3,243	2,789
Total	2,794	3,577	5,126	6,091	5,791
Downstream
United States	390	719	747	725	590
Non-U.S.	382	334	487	635	479
Total	772	1,053	1,234	1,360	1,069
Chemical
United States	407	563	597	786	656
Non-U.S.	157	132	185	213	196
Total	564	695	782	999	852
Other	3	2	1	10	7

Total Capital and Exploration Expenditures	4,133	5,327	7,143	8,460	7,719

Effective Income Tax Rate, %	(198)%	29%	481%	20%	37%

Common Shares Outstanding, millions
At quarter end	4,228	4,228	4,228	4,234	4,231
Average - assuming dilution	4,271	4,271	4,270	4,269	4,271

Total Cash and Cash Equivalents, $B	8.8	12.6	11.4	3.1	5.4

Total Debt, $B	68.8	69.5	59.6	46.9	47.1

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	4,389	—	6,274	6,352	9,079
Proceeds associated with asset sales	100	43	86	3,092	460
Cash flow from operations and asset sales	4,489	43	6,360	9,444	9,539
Changes in operational working capital	(863)	1,460	942	1,641	(1,550)
Cash flow from operations and asset sales excluding working capital	3,626	1,503	7,302	11,085	7,989

EXXON MOBIL CORPORATION

3Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	3Q20	2Q20	1Q20	4Q19	3Q19
liquids, bitumen and synthetic oil, kbd
United States	692	628	699	665	654
Canada / Other Americas	487	483	558	487	464
Europe	26	31	30	93	113
Africa	297	333	360	366	371
Asia	735	783	795	780	738
Australia / Oceania	49	48	38	45	52
Total liquids production	2,286	2,306	2,480	2,436	2,392

Natural gas production available for sale, mcfd
United States	2,611	2,642	2,825	2,713	2,883
Canada / Other Americas	269	269	317	287	254
Europe	401	619	1,293	1,508	1,004
Africa	11	4	7	10	7
Asia	3,791	3,218	3,710	3,753	3,433
Australia / Oceania	1,233	1,238	1,244	1,224	1,464
Total natural gas production available for sale	8,316	7,990	9,396	9,495	9,045

Total worldwide liquids and gas production, koebd [1]	3,672	3,638	4,046	4,018	3,899

Refinery throughput, kbd
United States	1,601	1,440	1,558	1,675	1,647
Canada	341	278	383	322	363
Europe	1,183	1,085	1,295	1,304	1,325
Asia Pacific	486	568	637	570	532
Other Non-U.S.	148	145	187	182	185
Total refinery throughput	3,759	3,516	4,060	4,053	4,052

Petroleum product sales, kbd
United States	2,297	1,959	2,231	2,356	2,336
Canada	446	353	456	444	492
Europe	1,253	1,130	1,403	1,456	1,508
Asia Pacific	614	640	708	729	700
Other Non-U.S.	413	355	489	497	468
Total petroleum product sales	5,023	4,437	5,287	5,482	5,504

Gasolines, naphthas	2,077	1,736	2,122	2,276	2,255
Heating oils, kerosene, diesel	1,750	1,649	1,867	1,903	1,833
Aviation fuels	152	147	383	399	445
Heavy fuels	242	262	256	217	261
Specialty products	802	643	659	687	710
Total petroleum product sales	5,023	4,437	5,287	5,482	5,504

Chemical prime product sales, kt
United States	2,363	1,985	2,195	2,294	2,216
Non-U.S.	4,261	3,960	4,042	4,275	4,260
Total chemical prime product sales	6,624	5,945	6,237	6,569	6,476

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

EXXON MOBIL CORPORATION

3Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	3Q20 vs. 3Q19	3Q20 vs. 2Q20	2020 vs. 2019
Upstream
Prior Period	2,168	-1,651	8,305
Realization	-2,630	1,390	-9,050
Volume / Mix	-60	140	-320
Other	140	-260	-430
Identified Items	-10	-220	-900
Expenses	500	110	630
Forex	-50	-30	160
Other	-300	-120	-320
Current Period	-383	-383	-1,498
Downstream
Prior Period	1,230	976	1,425
Margin	-1,880	70	-2,260
Volume / Mix	120	430	400
Market Demand (Volume / Mix)	-80	300	-520
Other - Manufacturing (Volume / Mix)	200	130	920
Other	300	-1,710	570
Expenses (Other)	360	60	860
Identified Items	10	-1,580	-330
Forex	—	-50	40
Other	-70	-140	—
Current Period	-231	-231	134
Chemical
Prior Period	241	467	947
Margin	70	-80	190
Volume / Mix	30	220	-220
Other	320	50	350
Identified Items	120	—	-90
Expenses	170	40	380
Other	30	10	60
Current Period	661	661	1,272

Upstream Volume Factor Analysis, koebd
Prior Period	3,899	3,638	3,929
Downtime / Maintenance	7	-90	49
Growth / Decline	8	-45	107
Entitlements / Divestments	-4	23	-63
Government Mandates	-139	-20	-82
Demand / Other	-99	166	-155
Current Period	3,672	3,672	3,785

EXXON MOBIL CORPORATION

3Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Sources and Uses of Funds, $M	3Q20
Beginning Cash	12,576
Earnings	-680
Depreciation	4,983
Noncash inventory adjustment	-115
Working Capital / Other	201
Proceeds Associated with Asset Sales	100
PP&E Adds / Investments and Advances[1]	-3,809
Shareholder Distributions	-3,716
Debt / Other Financing	-708
Ending Cash	8,832

1 PP&E Adds / Investments and Advances includes PP&E adds of ($3.3B) and net advances of ($0.5B).

Average Realization Data	3Q20	2Q20	1Q20	4Q19	3Q19
United States
ExxonMobil
Crude ($/b)	36.80	21.79	42.82	55.61	54.51
Natural Gas ($/kcf)	1.62	1.57	1.69	2.16	2.03

Benchmarks
WTI ($/b)	40.91	27.80	45.97	56.98	56.44
ANS-WC ($/b)	42.74	30.06	51.45	64.38	63.03
Henry Hub ($/mbtu)	1.98	1.71	1.95	2.50	2.23

Non-U.S.
ExxonMobil
Crude ($/b)	38.30	20.91	41.96	56.61	55.92
Natural Gas ($/kcf)	3.41	4.07	5.60	5.89	5.81
European NG ($/kcf)	3.25	2.67	4.68	5.15	4.37

Benchmarks
Brent ($/b)	43.00	29.20	50.26	63.26	61.94

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the third quarter of 2020. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.